EXHIBIT (8)(b)(4)

AMENDMENT No. 7 TO PARTICIPATION AGREEMENT

(AMERICAN FUNDS)

Amendment No. 7

to the

Fund Participation Agreement (the “Agreement”)

dated as of May 1, 2009

Among

Transamerica Financial Life Insurance Company,

American Funds Insurance Series and

Capital Research and Management Company

THIS AMENDMENT is entered into as of this 1st day of May, 2017 among Transamerica Financial Life Insurance Company (the “Company”), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES (“Series”); and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”). Capitalized terms used herein and no otherwise defined shall be given the definition ascribed such term in the Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Attachment A is deleted in its entirety and replaced with the attached Attachment A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2017

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

on behalf of itself and each Account

By:	/s/ Eric Martin
Name:	Eric Martin
Title:	Controller
Date:	4-6-17

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Steven Koszalka
Name:	Steven Koszalka
Title:	Secretary
Date:	3-29-17

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Kenneth R. Gorvetzian
Name:	Kenneth R. Gorvetzian
Title:	Sr. Vice President
Date:	3-29-17

ATTACHMENT A

Revised May 1, 2017

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	Contracts	Portfolios
ML of New York Variable Annuity Separate Account A August 14, 1991	Merrill Lynch Investor Choice Annuity (NY) (Investor Series)	• Asset Allocation Fund – Class 2 Shares • Bond Fund – Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares

Separate Account VA BNY September 27, 1994

Transamerica Variable Annuity Series (NY)

Transamerica InspireSM Variable Annuity

Transamerica Variable Annuity I-Share (NY)

Transamerica Variable Annuity O-Share (NY)

Partners Variable Annuity Series (NY)

Transamerica AxiomSM II (NY)

Transamerica Advisor EliteSM II (NY)

Transamerica AxiomSM NY Variable Annuity

Transamerica LandmarkSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

•    Asset Allocation Fund – Class 2 Shares

•    Blue Chip Income and Growth Fund – Class 2 Shares

•    Bond Fund – Class 2 Shares

•    Ultra-Short Bond Fund – Class 2 Shares

•    Global Growth Fund – Class 2 Shares

•    Global Growth & Income Fund – Class 2 Shares

•    Global Small Capitalization Fund – Class 2 Shares

•    Growth Fund – Class 2 Shares

•    Growth-Income Fund – Class 2 Shares

•    High-Income Bond Fund – Class 2 Shares

•    International Fund – Class 2 Shares

•    New World Fund – Class 2 Shares

•    U.S. Government/AAA-Rated Securities Fund – Class 2 Shares

TFLIC Series Life Account October 24, 1994	Transamerica Journey NY	• Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares

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